Exhibit 6.2

Execution Version

MASTER TRADEMARK & LICENSING AGREEMENT

This Master Trademark & Licensing Agreement (this “Agreement”), effective as of January 25, 2024 (the “Effective Date”), is by and between South Cord Holdings LLC, a California limited liability company (“Licensor”) and WFTP Ventures, Inc., a Delaware corporation, (“Licensee” and, together with Licensor, the “Parties” or each a “Party”).

WHEREAS, Licensor is the owner of the “Catalyst” and “Weed for the People” trade name, trademarks, symbols, emblems, logos, designs, trade dress, slogans, taglines, product names and other designations utilized by Licensor in connection with the operation of cannabis businesses and sale products, as set forth on Schedule I attached hereto (collectively, the “Licensed Marks”); and

WHEREAS, Licensee wishes to obtain, and Licensor is willing to grant to Licensee, a license to use the Licensed Marks in connection with that certain Master Consulting Service Agreement (“Consulting Agreement”), dated as of the date first written above, between Licensee and South Cord Management LLC, for use in the Businesses (as more specifically defined in the Consulting Agreement) on the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. For purposes of this Agreement, all terms used but not defined elsewhere in this Agreement have the meaning set forth in the Consulting Agreement.

2. License Grant. Subject to this Agreement’s terms and conditions, Licensor hereby grants to Licensee during the Term (as defined below) a non-exclusive license to use, copy, modify, make derivative works of, display, and exploit the Licensed Marks solely in connection with the Businesses and for no other reason, and solely in the form and format provided by Licensor to Licensee for such purpose. No license or rights are granted to Licensee by implication, estoppel, or otherwise, other than as expressly granted by Licensor under this Section.

3. As compensation for the right to use the Licensed Marks, the Licensee agrees to pay an an amount equal to one percent (1%) of the monthly Gross Revenue (as defined in the Consulting Agreement) of each of the respective Businesses that use the Licensed Marks as part of their respective business operations (the “Royalty Fee”), which shall be paid within thirty (30) days after the end of each calendar quarter during the Term (or earlier termination or expiration of this Agreement).

4. Ownership and Protection of Licensed Marks.

(a) Acknowledgment. Licensee acknowledges and agrees that, as between the Parties, (i) Licensor owns and will retain all right, title, and interest in and to the Licensed Marks; and (ii) all use by Licensee of the Licensed Marks under this Agreement, and all goodwill accruing therefrom, will inure solely to the benefit of Licensor. Licensee shall not dispute or challenge or assist any person or entity in disputing or challenging, Licensor’s rights in and to the Licensed Marks or the Licensed Marks’s validity.

(b) Registration and Maintenance. Licensor has the sole right, in its discretion and at its expense, to file, prosecute, and maintain all applications and registrations for the Licensed Marks. Licensee shall provide, at the reasonable request of Licensor and at Licensor’s expense, all necessary assistance with such filing, maintenance, and prosecution.

(c) Enforcement. Licensee shall promptly notify Licensor in writing of any actual, suspected, or threatened infringement, dilution, or other conflicting use of the Licensed Marks by any third party of which it becomes aware. Licensor has the sole right, in its discretion, to bring any action or proceeding with respect to any such infringement, dilution, or other conflict and to control the conduct of, and retain any monetary recovery resulting from, any such action or proceeding (including any settlement). Licensee shall provide Licensor with all assistance that Licensor may reasonably request, at Licensor’s expense, in connection with any such action or proceeding.

(d) Covenant. Licensee covenants that it shall only use the Licensed Marks pursuant to the license granted herein, or with the prior written consent of the Licensor.

(e) Actions of South Cord Management LLC. Notwithstanding anything in this Agreement to the contrary, in no event shall Licensee be in breach of this Agreement with respect to the misuse of the Licensed Marks to the extent that the misuse of the Licensed Marks is attributable to South Cord Management LLC (“Consulting Company”) and made in connection with its obligations under the Consulting Agreement.

5. Representations and Warranties.

(a) Each Party represents and warrants to the other Party that, as of the Effective Date: (i) it is duly organized, validly existing, and in good standing under the laws of the state or jurisdiction of its organization; (ii) it has the full right, power, and authority to enter into and perform its obligations under this Agreement; (iii) the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary organizational action of such Party; and (iv) when executed and delivered by such Party, this Agreement will constitute the legal, valid, and binding obligation of that Party, enforceable against that Party in accordance with its terms.

6. Indemnification.

(a) By Licensor. Licensor shall indemnify, defend, and hold harmless Licensee and its members, Affiliates, officers, directors, employees, agents, successors, and assigns (each, a “Licensee Indemnified Party”) against all losses, liabilities, claims, damages, actions, fines, penalties, expenses, or costs (including court costs and reasonable attorneys’ fees) (“Losses”) arising out of or in connection with any third-party claim, suit, action, or proceeding (“Third-Party Claim”) relating to: (i) Licensor’s breach of this Agreement; or (ii) infringement or misappropriation of any third-party trademark rights by the Licensed Marks.

(b) By Licensee. Licensee shall indemnify, defend, and hold harmless Licensor and its Affiliates, officers, directors, employees, agents, successors, and assigns (each, a “Licensor Indemnified Party”) against all Losses arising out of or in connection with any Third-Party Claim relating to: (i) Licensee’s breach of this Agreement.

(c) Indemnification Procedure. A Licensee Indemnified Party or Licensor Indemnified Party (each, as applicable, an “Indemnified Party”) shall promptly notify the Party from whom it is seeking indemnification (“Indemnifying Party”) in writing of any Third-Party Claim for which it is entitled to indemnification under this Section. The Indemnifying Party shall control the investigation and defense of such Third-Party Claim and shall employ counsel reasonably acceptable to the Indemnified Party to handle and defend such Third-Party Claim, at the Indemnifying Party’s expense. The Indemnified Party shall provide all assistance reasonably requested by the Indemnifying Party, at the Indemnifying Party’s expense. The Indemnifying Party shall not settle any such Third-Party Claim in a manner that adversely affects the rights of the Indemnified Party without the Indemnified Party’s prior written consent. The Indemnified Party may participate in and observe the proceedings with counsel of its choice at its own cost and expense.

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7. Limitation of Liability. EXCEPT FOR A PARTY’S LIABILITY FOR INDEMNIFICATION UNDER SECTION 6, LICENSOR WILL NOT BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF USE, REVENUE, OR PROFIT OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES RELATING TO THIS AGREEMENT OR USE OF THE LICENSED MARKS HEREUNDER, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8. Term and Termination.

(a) Term. This Agreement is effective as of the Effective Date and will continue in effect until expiration or termination of the Consulting Agreement (the “Term”).

(b) Effect of Termination. Upon termination of this Agreement: (i) all rights and licenses granted under this Agreement will automatically and immediately terminate; (ii) Licensee shall promptly cease all use of the Licensed Marks and shall confirm in writing to Licensor that all remaining advertising and promotional materials have been destroyed; and (iii) each Party shall promptly return to the other Party, or at such other Party’s option delete or destroy, all relevant records and materials in such Party’s possession or control containing such other Party’s Confidential Information. Termination of this Agreement will not relieve the Parties of any obligations accruing before the effective date of termination. The Parties’ rights and obligations set forth in Section 4(a) (Acknowledgment), Section 5 (Representations and Warranties), Section 6 (Indemnification), Section 7 (Limitation of Liability), Section 8(c) (Effect of Termination), and Section 9 (General Provisions), and any right, obligation, or required performance of the Parties under this Agreement that, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, will survive any such termination or expiration.

9. General Provisions.

(a) Costs and Expenses. Except as otherwise expressly provided herein, each Party shall bear its own costs and expenses in connection with the execution and delivery of this Agreement.

(b) Captions. The article, section and paragraph headings contained in this Agreement are for the convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

(c) Entire Agreement. This Agreement, including and together with any related exhibits and schedules, constitutes the sole and entire agreement of Licensor and Licensee with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

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(d) Governing Law. This Agreement, and all matters arising out of or relating to this Agreement, will be governed by, and construed in accordance with, the laws of the State of California, without regard to any choice- or conflict-of-laws provisions thereof.

(e) Jurisdiction; Attorneys’ Fees. Any controversy or claim, including, without limitation, errors and omissions arising out of, or relating to, this Agreement or breach of this Agreement, will be adjudicated in the state courts of California in the County of Los Angeles. Should an action be brought by either Party to enforce any provision of this Agreement, then the Prevailing Party (as defined below) will be entitled to its costs and reasonable attorneys’ fees incurred in connection with such action. The term “Prevailing Party” means the Party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in the complaint.

(f) Waiver. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver be a continuing waiver except as expressly provided in this Agreement. No waiver will be binding unless executed by the Party in writing making the waiver. Any Party may waive any provision of this Agreement intended for its benefit; provided, however, such waiver is in writing and will in no way excuse any other Party from the performance of any of its other obligations under this Agreement.

(g) Further Acts. Each Party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be necessary or appropriate to fully carry out the provisions, intent, and purposes of this Agreement.

(h) Independent Contractors. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement creates any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties, and neither Party has authority to contract for or bind the other Party in any manner whatsoever.

(i) Notices. All correspondence or notices required or permitted to be given under this Agreement must be in writing, in English, and addressed to the other Party at its principal place of business or to its respective managers. Each Party shall deliver all notices by personal delivery, nationally recognized overnight courier (with all fees prepaid), email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a notice is effective only (i) upon receipt by the receiving Party and (ii) if the Party giving the notice has complied with the requirements of this Section.

(j) No Third-Party Beneficiaries. Except for the right of Indemnified Parties to enforce their indemnification rights under Section 6, this Agreement solely benefits the Parties and their respective permitted successors and assigns, and nothing in this Agreement, express or implied, confers on any other person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

(k) Amendment. No amendment to this Agreement will be effective unless it is in writing and signed by both Parties. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

(l) Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(m) Counterparts. This Agreement may be executed in counterparts, including by electronic signature and/or delivery, each of which is deemed an original, but all of which together are deemed to be one and the same agreement.

[signature page follows]

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Execution Version

The Parties hereby represent and acknowledge that they have been provided with the opportunity to discuss and review the terms of this Agreement with their respective attorneys before signing it and that they are freely and voluntarily signing this document in exchange for the benefits provided herein. The Parties further represent and acknowledge that they have been provided a reasonable period of time within which to review the terms of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

South Cord Holdings LLC

By:
Name:	Elliot Lewis
Title:	Manager

WFTP Ventures, Inc.

By:
Name:	Elliot Lewis
Title:	CEO

Signature Page to Master Trademark Agreement

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Execution Version

SCHEDULE I
LICENSED MARKS

TRADEMARK REGISTRATION

Registration Number	Date of Registration	Description
02005805	09/01/2020	“CATALYST” Class Code(s): 35
02005806	09/11/2020	“CATALYST” Class Code(s): 34, 05
02006780	10/19/2020	The mark consists of an incomplete triangle, wherein the left portion of the bottom leg of said triangle is faded out.
02006778	09/11/2020	The mark consists of the stylized wording “CATALYST”. The second “A” is in the form of an incomplete triangle. Class Code(s): 34, 05
02006779	09/11/2020	The mark consists of the stylized wording “CATALYST”. The second “A” is in the form of an incomplete triangle. Class Code(s): 35
02006785	10/19/2020	“WEED FOR THE PEOPLE” Class Code(s): 35

Schedule I to Master Trademark & Licensing Agreement